UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Pursuant to Section 14a-12

THERAVANCE BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Exhibit 99.1

Continued Transformation Positions Theravance Biopharma for Value Creation

Company Transformation to Date	• The Board and management team **regularly evaluate opportunities to enhance shareholder value** and are committed to acting in the best interests of Theravance Biopharma (the "Company") and its shareholders • Announced significant cost reduction program in September 2021 to reduce headcount by ~75% and as a result **lowered operating costs by $165 million** • Sold TRELEGY royalty interests to Royalty Pharma in July 2022 for **~$1.1 billion in upfront cash with over $1.5 billion in potential total value** • **Eliminated all debt**, approximately $650 million
Continued Growth and Strong Financial Performance	• Since announcing the TRELEGY–Royalty Transaction and the Capital Return Program, the Company's Total Shareholder Return (TSR) is 14%, **outperforming the S&P Biotech Index and the S&P 500 over the same period** • YUPELRI: **Record Q4 2022 sales** of $19.5 million (TBPH implied 35% share), up 27% year-over-year, with growing market share; 53% year-over-year growth in hospital volume • Ampreloxetine: Aligned with FDA on a new Phase 3 study for full approval, which is **on-track to initiate by end of Q1 2023** • TRELEGY: GSK posted global net sales of $537 million in Q4 2022 (up 13% year-over-year) and ~$2.1 billion for full-year 2022 (up 27% year-over-year)[1] • Reaffirms expectation that the Company will **generate non-GAAP profit in 2H 2023[2]**
Prudent and Disciplined Approach to Costs	• Discontinuing internal investments in research to focus exclusively on ampreloxetine and YUPELRI, **further reducing headcount by approximately 17%** • Q4 2022 Operating Expenses: R&D expenses were **down more than 50% year-over-year** to $15.3 million, while SG&A expenses were **down 22% year-over-year** to $16.7 million • Q4 2022 Share-Based Compensation: Totaled $6.9 million, **down nearly 59% year-over-year** as a result of the restructuring implemented in 2021 • Over the last two years, we have **reduced cash operating expenses by 68%** from $307 million in 2020 to $98 million in 2022 (ex. one-time restructuring charges) • 2023 Guidance: R&D expense of $35 million to $45 million and SG&A expense of $45 million to $55 million
Continued Return of Capital to Shareholders	• Initiated $250 million Capital Return Program in September 2022 • Capital Return Program **increased to $325 million**, of which **~50% has been repurchased to date including $27 million as of February 27, 2023;** the $170 million remaining under the authorization **expected to be completed by the end of 2023**
Regular Board and Governance Refreshment	• **Appointed Susannah Gray to the Board of Directors in a process aided by an independent search firm and appointed following shareholder consultation** – Ms. Gray brings extensive transactional, operational, and value creation expertise within the healthcare and biopharmaceutical industry. Ms. Gray most recently served as the Executive Vice President and Chief Financial Officer of Royalty Pharma, the largest aggregator of pharmaceutical royalty interests worldwide • **Lead Independent Director Bill Young has decided not to stand for re-election at the Company's 2023 Annual General Meeting of Stockholders** • Following the appointment of Ms. Gray and the departure of Mr. Young, the Board will continue to be comprised of eight directors, **seven of whom are independent** • Committed to maintaining a **diverse Board with fresh perspectives to maximize value for all shareholders** • Will be submitting a proposal to **declassify the Board over time** at the **Company's 2023 Annual General Meeting of Stockholders**

Theravance Biopharma
Medicines That Make a Difference

Source: Bloomberg
1. Theravance is entitled to its first milestone payment of $50 million if global net sales are equal to or exceed $2.863 billion in 2023
2. Non-GAAP profit is expected to consist of GAAP income before taxes less share-based compensation expense and non-cash interest expense

In Addition to the Announced Strategic Actions, We Want to Set the Record Straight Regarding Irenic Capital's Claims

Setting the Record Straight	
Engagement with Irenic	• We have engaged with Irenic for months and on multiple occasions, and we offered to speak with Irenic under a non-disclosure agreement ("NDA") to discuss planned strategic actions • Irenic refused to enter into an NDA with us unless we first entered into a cooperation agreement that appointed Andy Dodge or another shareholder representative to the Board – demanding board representation before engaging is not a "governance best practice" • We met with Andy Dodge to consider him in good faith as a candidate to join our Board – given his lack of healthcare and relevant public company board experience, we ultimately determined that he was not the most suitable candidate
Return of Capital and Operating Expenses	• First, had Irenic entered into an NDA with us, they would have learned of our plans to increase the Capital Return Program by $75M to $325M – ~$200M to be returned in 2023 • Second, contrary to Irenic's claims, the Board continuously evaluates progress towards achievement of our financial targets and other factors, and, if appropriate, will update the Capital Return Program accordingly, as demonstrated by the substantial increase to the size of program announced on February 27, 2023 • Third, there are potential negative tax consequences of a special dividend to our shareholders and to the Company • Fourth, if Irenic believes the company is undervalued, they should agree with our decision to pursue share repurchases rather than a special dividend, which is consistent with feedback we have received from other shareholders • Lastly, Irenic made a number of inaccurate statements about our cost base, didn't make reference to the $165M cost reduction we announced in our 2021 Restructuring, and doesn't take into account the cost reductions we announced on February 27, 2023
Announcing a Formal Strategic Review	• We have a track record of taking action to create shareholder value without first publicly announcing a formal strategic review that could meaningfully disrupt the business and could be misinterpreted as a fire sale • We sold our TRELEGY royalty interests to Royalty Pharma in a transaction that achieved value for shareholders in excess of analyst estimates for the business pursuant to a competitive process without first announcing a public strategic review, a transaction that would not have been possible had we announced a public strategic review
Compensation	• Irenic's assertions are a blatant mischaracterization of the facts • Our Board members' compensation and actions, including Mr. Winningham's, are aligned with near- and long-term shareholder value creation • Mr. Winningham has only sold ~50k shares over 9 years into the market, which represents a relatively insignificant percentage of the shares he holds • Furthermore, no other board member has sold any shares, except for one board member who continues to hold more than 4x the amount sold

Theravance Biopharma
Medicines That Make a Difference
2

About Theravance Biopharma Theravance Biopharma, Inc . ’s focus is to deliver Medicines that Make a Difference® in people’s lives . In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA - approved YUPELRI® ( revefenacin ) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD) . Its pipeline of internally discovered programs is targeted to address significant unmet patient needs . For more information, please visit www . theravance . com . THERAVANCE BIOPHARMA®, THERAVANCE®, and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U . S . and certain other countries) . YUPELRI® is a registered trademark of Mylan Specialty L . P . , a Viatris company . Trademarks, trade names or service marks of other companies appearing on this document are the property of their respective owners . TRELEGY is a trademark of the GSK group of companies . Forward - Looking Statements This document contains certain “forward - looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events . Theravance Biopharma intends such forward - looking statements to be covered by the safe harbor provisions for forward - looking statements contained in Section 21 E of the Securities Exchange Act of 1934 , as amended, and the Private Securities Litigation Reform Act of 1995 . Examples of such statements include statements relating to : contingent payments due to the Company from the sale of the Company’s TRELEGY ELLIPTA royalty interests to Royalty Pharma, the Company’s goals, designs, strategies, plans and objectives, the ability to provide value to shareholders, the Company’s regulatory strategies and timing of clinical studies, the Company’s expectations regarding non - GAAP profit, its allocation of resources and maintenance of expenditures, and the Company’s repurchase of its ordinary shares by way of an open market share repurchase program . The forward - looking statements herein are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of this document and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward - looking statements . Important factors that could cause actual results to differ materially from those indicated by such forward - looking statements include, among others, risks related to : whether the milestone thresholds can be achieved, delays or difficulties in commencing, enrolling or completing clinical studies, the potential that results from clinical or non - clinical studies indicate the Company’s product candidates or product are unsafe, ineffective or not differentiated, risks of decisions from regulatory authorities that are unfavorable to the Company, dependence on third parties to conduct clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, risks of collaborating with or relying on third parties to discover, develop, manufacture and commercialize products, and risks associated with establishing and maintaining sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure, ability to retain key personnel, the impact of the Company’s recent restructuring actions on its employees, partners and others, the ability of the Company to protect and to enforce its intellectual property rights, volatility and fluctuations in the trading price and volume of the Company’s shares, and general economic and market conditions . Other risks affecting Theravance Biopharma are in the Company’s Form 10 - Q filed with the SEC on November 9 , 2022 , and other periodic reports filed with the SEC . In addition to the risks described above and in Theravance Biopharma’s filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma’s results . No forward - looking statements can be guaranteed, and actual results may differ materially from such statements . Given these uncertainties, you should not place undue reliance on these forward - looking statements . Theravance Biopharma assumes no obligation to update its forward - looking statements on account of new information, future events or otherwise, except as required by law . Non - GAAP Financial Measure Theravance Biopharma provides a non - GAAP profitability target in this document . Theravance Biopharma believes that the non - GAAP profitability target provides meaningful information to assist investors in assessing prospects for future performance as it provides a better metric for analyzing the future potential performance of its business by excluding items that may not be indicative of core operating results and the Company’s cash position . Because non - GAAP financial targets, such as non - GAAP profitability, are not standardized, it may not be possible to compare this target with other companies’ non - GAAP targets or measures having the same or a similar name . Thus, Theravance Biopharma’s non - GAAP target should be considered in addition to, not as a substitute for, in in isolation from, the Company’s actual GAAP results and other targets . Important Additional Information and Where to Find It Theravance Biopharma, Inc . (“ Theravance ” or the “Company”) plans to file proxy materials with the U . S . Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2023 general annual meeting of shareholders (the “ 2023 General Annual Meeting”) . Prior to the 2023 General Annual Meeting, Theravance will file a definitive proxy statement (the “Proxy Statement”) together with a WHITE proxy card . SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION . Shareholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2023 General Annual Meeting at the SEC’s website ( http : //www . sec . gov ) or at the Company’s website https : //investor . theravance . com/ . Certain Information Regarding Participants The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the 2023 General Annual Meeting . Additional information regarding the identity of these potential participants, none of whom, other than Rick Winningham, own in excess of one percent ( 1% ) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2023 General Annual Meeting . Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2022 general annual meeting of shareholders (the “ 2022 Proxy Statement”), filed with the SEC on March 25 , 2022 . To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2022 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC . You may obtain free copies of these documents using the sources indicated above . Media and Investors Relations Contact : investor . relations@theravance . com 650 - 808 - 4045